                                INCREASED OFFER
                                       BY
                        UNION OIL COMPANY OF CALIFORNIA
                                  TO EXCHANGE
                        0.70 OF A SHARE OF COMMON STOCK

           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                               UNOCAL CORPORATION

                                      FOR

                     EACH OUTSTANDING SHARE OF COMMON STOCK

                                       OF

                              PURE RESOURCES, INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT NEW YORK CITY
       TIME, ON THURSDAY, OCTOBER 17, 2002, UNLESS THE OFFER IS EXTENDED.

                                                                 October 3, 2002

To Our Clients:

     Union Oil Company of California, a California corporation (the "Offeror"), and a subsidiary of Unocal Corporation, a Delaware corporation ("Unocal"), has amended its offer to exchange each outstanding share of Common Stock, par value $0.01 per share (collectively, the "Shares"), of Pure Resources, Inc., a Delaware corporation ("Pure"), by increasing the consideration offered to 0.70 of a share of Common Stock, par value $1.00 per share, of Unocal (together with the associated preferred share purchase rights, the "Unocal Shares") and cash in lieu of fractional shares, upon the terms and subject to the conditions set forth in the Unocal Prospectus, dated October 3, 2002 (the "Prospectus"), and in the related Letter of Transmittal (which, as amended or supplemented from time to time, collectively constitute the "Offer").

     Enclosed for your consideration are the revised Prospectus, dated October 3, 2002 (the "Prospectus"), and the related Letter of Transmittal.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Please note the following:

          1.  The consideration per Share will be 0.70 of a Unocal Share.

          2.  The Offer is being made for all outstanding Shares.

          3. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City Time, on Thursday, October 17, 2002, unless the Offer is extended.

          4. The Offer is conditioned upon a sufficient number of Shares being validly tendered and not properly withdrawn prior to the expiration of the Offer such that, giving effect to the Offer, Offeror owns at least 90% of the outstanding Shares. The Offer is also subject to other terms and conditions described in the Prospectus.

          5. If Offeror successfully completes the Offer, and owns at least 90% of the outstanding Shares, Offeror will effect a "short form" merger as soon as practicable after the completion of the Offer unless prevented from doing so by a court or other legal requirement. In this merger, each Share remaining outstanding would be converted into the same consideration that Pure stockholders receive pursuant to the Offer, unless a Pure stockholder properly perfects appraisal rights.

          6. Offeror will pay cash in lieu of any fraction of a Unocal Share to which a Pure stockholder would otherwise be entitled. A Pure stockholder who fails to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax on any payment to the stockholder pursuant to the Offer.

          7. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by Mellon Investor Services LLC (the "Exchange Agent and Depositary") of (a) Share Certificates or timely confirmation of the book-entry transfer of such Shares into the account maintained by The Depository Trust Company ("DTC"), pursuant to the procedures set forth in the Prospectus, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Prospectus), in connection with a book-entry delivery and (c) any other documents required by the Letter of Transmittal. TENDERS BY NOTICE OF GUARANTEED DELIVERY WILL NOT BE ACCEPTED.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the back page of this letter. An envelope to return your instructions to us is enclosed. Pure shares validly tendered in connection with our offer commenced on September 5, 2002 and not properly withdrawn will automatically be considered tendered into this revised offer. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     Offeror is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Offeror becomes aware of any valid state statute prohibiting the making of the Offer of the acceptance of the Shares pursuant thereto, Offeror will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Offeror cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state. In any jurisdiction where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Offeror by Merrill Lynch & Co., (the "Dealer Manager") or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

                        INSTRUCTIONS WITH RESPECT TO THE
               INCREASED OFFER BY UNION OIL COMPANY OF CALIFORNIA
                                  TO EXCHANGE
                        0.70 OF A SHARE OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                               UNOCAL CORPORATION

                                      FOR

                     EACH OUTSTANDING SHARE OF COMMON STOCK

                                       OF

                              PURE RESOURCES, INC.

     The undersigned acknowledge(s) receipt of your letter, the enclosed Prospectus, dated October 3, 2002 (the "Prospectus"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, collectively constitute the "Offer") in connection with the amended offer by Union Oil Company of California, a California corporation ("Offeror") and a wholly-owned subsidiary of Unocal Corporation, a Delaware corporation ("Unocal"), to exchange each outstanding share of Common Stock, par value $0.01 per share (collectively, the "Shares"), of Pure Resources, Inc., a Delaware corporation ("Pure"), for
0.70 of a share of Common Stock, par value $1.00 per share, of Unocal (together with the associated preferred share purchase rights, the "Unocal Shares") and cash in lieu of fractional shares, upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal.

     This will instruct you to tender to Offeror the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

                Number of Shares to be Tendered: ------ Shares*

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                                   SIGN BELOW

Account Number: ------------ Signature(s) --------------------------------------

Dated: ------------, 2002

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                          PLEASE TYPE OR PRINT NAME(S)

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                     PLEASE TYPE OR PRINT ADDRESS(ES) HERE

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                        AREA CODE AND TELEPHONE NUMBERS

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              TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

* Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares held by us for your account.